UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2020

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101

Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GCAN	None

Item 1.01 Entry into a Material Agreement

On May 26, 2020, The Greater Cannabis Company, Inc. (the “Company”) entered into a surrender agreement with Emet Capital Partners, LLC (“Emet”) pursuant to which Emet agreed to surrender its interests in the following convertible notes free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, and any interest of any third party and waive any rights or claims it may have in respect of such notes in exchange for a payment of $70,000:

1.	Convertible Redeemable Note issued on 10/18/19 in the amount of $3,128.79
2.	Convertible Redeemable Note issued on 10/18/19 in the amount of $15,439.93
3.	Convertible Redeemable Note issued on 10/18/19 in the amount of $7,018.15
4.	Convertible Note issued on 10/18/19 in the amount of $451,504.95
5.	Convertible Note issued on 10/18/19 in the amount of $112,876.28
6.	Convertible Note issued on 10/18/19 in the amount of $99,331.13
7.	Convertible Note issued on 10/18/19 in the amount of $11,287.65

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	Surrender Agreement dated May 26, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The greater cannabis company, inc. a Florida corporation

Dated: May 28, 2020	By:	/s/ Aitan Zacharin
Chief Executive Officer

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